Exhibit(g)(9)

                          AMENDMENT TO CUSTODY CONTRACT

         Amendment dated February 8, 1999 by and between State Street Bank and Trust Company (the "Bank") and Scudder Tax Free Trust (the "Trust") to the custody contract (the "Custody Contract") between the Bank and the Trust dated April 12, 1983.

         WHEREAS the Bank serves as the custodian for the Trust pursuant to the Custody Contract; and

         WHEREAS the Trust may appoint one or more banks identified on Schedule A attached hereto, as amended from time to time, to serve as an additional custodian for the Trust (each, a "Repo Custodian") for the limited purpose of engaging in tri-party repurchase agreement transactions ("Tri-party Repos"); and

         WHEREAS the Trust may direct the Bank to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Bank for the Trust pursuant to the Custody Contract for purposes of engaging in Tri-party Repos; and

         WHEREAS the Bank and the Trust desire to amend the Custody Contract to permit the Bank to make "free delivery" of cash and other assets of the Trust to Repo Custodians from time to time;

         NOW THEREFORE, the Bank and the Trust hereby agree to amended the Custody Contract as follows:

1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Bank shall deliver cash and/or other assets of the Trust to any account identified on Schedule A attached hereto, as amended from time to time, maintained for the Trust by a Repo Custodian, which delivery may be made without contemporaneous receipt by the Bank of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Bank shall have no further responsibility or obligation to the Trust as a custodian of the Trust with respect to the cash or assets so delivered.

2. The Trust may amend Schedule A from time to time to add or delete a Repo Custodian or change the identification of the account maintained by a Repo Custodian for the Trust by delivering Special Instructions (as defined herein) to the Bank. The term Special Instructions shall mean written instructions executed by at least two officers of the Trust holding the office of Vice President or higher.

3. In all other respects, the Custody Contract shall remain in full force and effect and the Bank and the Trust shall perform their respective obligations in accordance with the terms thereof.

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         EXECUTED to be effective as of the date set forth above.

                                    SCUDDER TAX FREE TRUST


                                    By: /s/Thomas F. McDonough
                                        ----------------------------------------
                                        Thomas F. McDonough
                                        Vice President


                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/Ronald E. Logue/MLP
                                        ----------------------------------------
                                        Ronald E. Logue
                                        Executive Vice President

                                   SCHEDULE A
                                   ----------



          Repo Custodian Banks                    Accounts
          --------------------                    --------

          Chase Manhattan Bank                    CHASE NYC/D644755022

          Bank of New York                        Account #111569







          Authorized Signatures:

          By:    /s/Daniel Pierce                 By:    /s/Kathryn L. Quirk
                 -------------------                     -------------------

          Title: Managing Director                Title: Managing Director
                 -------------------                     -------------------

          Date:  3-30-99                          Date:  3-30-99
                 -------------------                     -------------------